EXHIBIT 1.A(5)(a)
THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

GROUP INSURANCE CONTRACT

CONTRACT HOLDER:  [PRUDENTIAL GROUP LIFE INSURANCE TRUST]

GROUP CONTRACT NO.:  [GV-XXXXX]

Prudential will provide or pay the benefits described in the Group Insurance Certificate(s) listed in the Schedule of Plans of the Group Contract, subject to the Group Contract's terms. This promise is based on the Contract Holder's application and payment of the required premiums.

All of the provisions of the Group Insurance Certificate(s), attached to and made a part of the Group Contract, apply to the Group Contract as if fully set forth in the Group Contract.

The Group Contract takes effect on the Contract Date, if it is duly attested under the Group Contract Schedule. It continues as long as the required premiums are paid, unless it ends as described in its General Rules.

The Group Contract is delivered in and is governed by the laws of the Governing Jurisdiction.

         [Secretary                                        Chairman]


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


GROUP CONTRACT SCHEDULE

CONTRACT DATE:  [January 1, 19XX]

CONTRACT ANNIVERSARIES:  [January 1 of each year, beginning in 19XX]

PREMIUM DUE DATES: [The Contract Date, and the first day of the month beginning with February, 19XX]

Governing Jurisdiction:  [State of Delaware]

[MINIMUM AGGREGATE FACE AMOUNT OF INSURANCE UNDER THE GROUP CONTRACT:  $XXX,XXX

MINIMUM NUMBER OF CERTIFICATES IN FORCE UNDER THE GROUP CONTRACT:  25]

[INCLUDED EMPLOYERS

Each employer listed below has met the Rules for Inclusion and is an Included Employer under the Group Contract as of the Inclusion Date shown below.

For the purpose of the Group Contract, an Employee will be considered an Employee of only one subsidiary or affiliate of an Included Employer. That Employee's service with any other subsidiary or affiliate of an Included Employer will be treated as service with that one.

RULES FOR INCLUSION:  The employer must:

(1) make a written request to Prudential to be included under the Group Contract; and

(2) agree in writing to make required payments to the Contract Holder for the insurance; and

(3)  be approved by Prudential for inclusion under the Group Contract.

INCLUSION DATE: The date on which Prudential approves the Employer for inclusion. But, if Prudential approves the Employer for inclusion before the Contract Date, it is the Contract Date.]



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


LIST OF INCLUDED EMPLOYERS

     INCLUDED EMPLOYER       INCLUSION DATE        ANNIVERSARY DATE

     [The A.B.C. Company     January 1, 19XX       January 1 of each year,
     and these subsidiaries                        beginning in 19XX
     or affiliates:
       The U.V.W. Company
       The X.Y.Z. Company

     The D.E.F. Company      January 1, 19XX       January 1 of each year,
                                                   beginning in 19XX

     The G.H.I. Company      January 1, 19XX       January 1 of each year,
                                                   beginning in 19XX]

                              --------------------


TABLE OF CONTENTS [(AS OF CONTRACT DATE): The Group Contract includes these forms with an 89759 prefix: COV 10XX, GCS 10XX, SPR 10XX, GR 10XX, SCH 10XX, APP 10XX].

                              --------------------


Attest:  ____________________________


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SCHEDULE OF PREMIUM RATES [#1]

                                                                     [GV-XXXXX]

CLASSES OF [EMPLOYEES] TO WHICH THIS SCHEDULE APPLIES:

[All Employees of The A.B.C. Company]


                           [MONTHLY RATE PER EMPLOYEE]

[APPLICABLE COVERAGE           EMPLOYEE INSURANCE            DEPENDENTS INSURANCE
VARIABLE UNIVERSAL LIFE        xxx% of the 1980              xxx% of the 1980
COVERAGE                       Commissioners Standard        Commissioners Standard
                               Ordinary Mortality Table      Ordinary Mortality Table
                               (Male - Age Last Birthday)    (Male - Age Last Birthday)
                               per $1,000 of Face Amount     per $1,000 of Face Amount
                               of Insurance by Attained      of Insurance by Attained
                               Age*                          Age*
Additional Provisions for
Accidental Death and
Dismemberment Coverage         $X.XX per $1,000 of           $X.XX per $1,000 of
                               insurance                     insurance
Additional Provisions for
Motor Vehicle Accident Death
Coverage                       $Y.YY per $1,000 of           $Y.YY per $1,000 of
                               insurance                     insurance
Additional Provisions for
Dependents Term Life Coverage                                $Z.ZZ


*In no event will the monthly rate be higher than 150% of the applicable amount under the 1980 Commissioners Standard Ordinary Mortality Table (Male - Age Last Birthday).

With respect to Premium Rate Changes for the Classes of Employees shown above, Prudential will not make the changes permitted on a Premium Due Date for the Variable Universal Life Coverage and any of the additional provisions that may be a part of the Variable Universal Life Coverage before the end of the 12-month period following the Included Employer's Inclusion Date.]



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


GENERAL RULES

A. PAYMENT OF PREMIUMS - GRACE PERIOD.

Premiums are to be paid by the Contract Holder to Prudential. Each may be paid at [the Prudential Office listed below] or to one of its authorized agents. For each Included Employer, the first premium is due and payable on that Included Employer's Inclusion Date. Subsequent premiums are due on each Premium Due Date stated in the Group Contract Schedule. For each Included Employer, the Contract Holder may pay each premium, other than the first, within [61] days of the Premium Due Date without being charged interest. Those days are known as the grace period. The Contract Holder is liable to pay premiums to Prudential for each Included Employer for the time the Group Contract is in force for that Included Employer.

     [All notices and payments to Prudential under this Group Contract will be deemed received when they are received at the following address:

        The Prudential Insurance Company of America
        56 Livingston Ave.
        Roseland, New Jersey  07068]

B. PREMIUM AMOUNTS.

The premium due for an Included Employer on that Included Employer's Inclusion Date is the sum of the contribution amounts made by the Included Employer's Employees for Covered Persons under the Insurance. Those amounts are determined from the premium rates then in effect, contributions permitted under the Insurance and the [Employees] then insured. [If an employer becomes an Included Employer on a date other than a Premium Due Date of the Group Contract, the premium amounts will be pro rated for the number of days from the Inclusion Date to the next Premium Due Date.]

C. CHANGES IN PREMIUM RATE, CHARGES AND INVESTMENT OPTIONS.

The premium rates, which include the Cost of Insurance [for the Variable Universal Life Coverage and any of the additional provisions that may be a part of the Variable Universal Life Coverage] in effect on an Included Employer's Inclusion Date are shown in the Group Contract. The mortality and expense risk charges and the Schedule of Charges and Expenses in effect on an Included Employer's Inclusion Date, and the investment options available to an Included Employer's Employees, are shown in the Certificate applicable to the Covered Classes. Prudential has the right to make the following changes:

(1) Prudential may change the premium rates, which include the Cost of Insurance [for the Variable Universal Life Coverage and any of the additional provisions that may be a part of the Variable Universal Life Coverage,] the mortality and expense risk charges and the Schedule of Charges and Expenses, as of the following dates:

     (a)  any Premium Due Date; and

     (b) any date that an employer becomes or ceases to be an Included Employer; and


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


     (c) any date that the extent or nature of the risk under the Group Contract is changed: (i) by amendment; or (ii) by reason of any provision of law or any governmental program or regulation[; or (iii) upon the determination, by Prudential, that the number of Certificates in force with respect to an Included Employer at the beginning of a month varies (positively or negatively) from the number of Certificates in force with respect to that Included Employer as of the beginning of the previous month by more than 10% or (iv) upon the determination, by Prudential, that the aggregate Face Amount of Insurance in force with respect to an Included Employer at the beginning of a month varies (positively or negatively) from the aggregate Face Amount of Insurance in force with respect to that Included Employer as of the beginning of the previous month by more than 10%.]

     Unless an Included Employer's Schedule of Premium Rates or an amendment to the Group Contract applicable to an Included Employer states otherwise, Prudential will not make the changes permitted on a Premium Due Date before the end of the 12-month period following the Included Employer's Inclusion Date.

(2) Prudential may change any of the limits that apply to charges. These changes may apply to contributions to investment options made both before and after the change takes effect. With respect to each Included Employer, the changes must be at least 90 days apart. Before Prudential makes any of these changes, it will give the Included Employer at least 90 days advance notice.

The variable investment options to which an Employee may make contribution allocations is limited to the variable investment options chosen by that Employee's Included Employer. The variable investment options which may be chosen by an Included Employer include only those made available to the Included Employer by Prudential. [An Included Employer may choose no more than 20 variable investment options and, once chosen, may not make any substitutions. Selection of and changes to an Included Employer's variable investment options may only be made in a manner and at times acceptable to Prudential.]

D. DIVIDENDS.

Prudential will determine the share, if any, of its divisible surplus allocable to this Group Contract [with respect to each Included Employer] as of the anniversary of each [Included Employer's Inclusion Date], if the Group Contract stays in force by the payment of all required premiums to that date. The share will be credited to this Group Contract as a dividend as of that date. If [an Employer ceases to be an Included Employer] on a date other than [an anniversary of that Included Employer's Inclusion Date,] the share, if any, will be determined and credited to this Group Contract as of that date.

Each dividend will be paid to the Contract Holder in cash, unless the Contract Holder asks that it be applied toward the premium then due.

Prudential's sole liability as to any dividend is as set forth above.

NON-PROFIT CLAUSE: This applies if the aggregate dividends under this Group Contract and any other group contract(s) of the Contract Holder exceed the aggregate payments toward their cost made from the [Included Employer's] own funds. The Contract Holder will see that an amount equal to the excess is applied for the benefit of insured persons.



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E. END OF THE GROUP CONTRACT OR OF AN INSURANCE FOR AN INCLUDED EMPLOYER.

DURING OR AT END OF GRACE PERIOD - FAILURE TO PAY EMPLOYER PAYMENT: If any Employer payment required by the Contract Holder with respect to any premium due for that Included Employer is not paid by the end of its grace period, this Group Contract will end with respect to that Included Employer [when that period ends.] But, the Included Employer may write to the Contract Holder, at least [90 days] in advance, to ask that the Group Contract be ended for that Included Employer at the end of a period of time for which premiums have been paid. Then this Group Contract for that Included Employer will end on the date requested.

[ON A PREMIUM DUE DATE - FAILURE TO MAINTAIN INSURING CONDITIONS: On any Premium Due Date, Prudential may end the Group Contract if: (a) the number of Certificates in force under the Group Contract falls below the minimum set forth in the Group Contract Schedule; or (b) the aggregate Face Amount of Insurance under the Group Contract falls below the minimum set forth in the Group Contract Schedule. To do so, Prudential must give the Contract Holder and each Included Employer notice at least 90 days in advance.]

[CEASING TO BE AN INCLUDED EMPLOYER: An employer may cease to be an Included Employer because the Included Employer no longer meets the rules for inclusion or for any other reason. Prudential may end an Included Employer's participation in the Group Contract: (a) upon its determination that the number of Certificates in force under the Group Contract with respect to that Included Employer falls below 25; or (b) upon its determination that the aggregate Face Amount of Insurance in force with respect to an Included Employer falls below $X,XXX,XXX.XX. If this happens, the Group Contract will end for Employees of that Included Employer at the end of the period for which premiums have been paid with respect to Employees of that Included Employer. But the Group Contract may permit coverage for such Employees to be continued subject to certain rules.]

[ON A CONTRACT ANNIVERSARY: Prudential may end the Group Contract on any Contract Anniversary. But notice of its intent to do so must be given to the Contract Holder and to each Included Employer at least 31 days in advance.]

F. [EMPLOYEE'S] CERTIFICATE.

Prudential will give [each Included Employer] individual certificate(s) [to be given to each insured Employee]. The certificate will describe the extent of the [Employee's Insurance and Dependents Insurance] under this Group Contract. It will include (1) to whom Prudential pays benefits, (2) any protection and rights when insurance ends, and (3) claim rights and requirements.

G. RECORDS - INFORMATION TO BE FURNISHED.

[The Contract Holder, each Included Employer] or Prudential, as they agree, will keep a record of the [Employees] covered under the insurance. It will contain the key facts about their insurance.

At the times set by Prudential, [the Contract Holder or each Included Employer] will send the data required by Prudential to perform its duties under the Group Contract, and to determine the premium rates [and charges due.] All records of [the Contract Holder and each Included Employer] which bear on the insurance must be open to Prudential for its inspection at any reasonable time.


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Prudential will not have to perform any duty that depends on such data before it is received in a form that satisfies Prudential. [The Contract Holder or the Included Employer] may correct wrong data given to Prudential, if Prudential has not been harmed by acting on it. A person's insurance will not be made invalid by failure of [the Contract Holder or the Included Employer], due to clerical error, to record or report the person for that insurance.

H. THE CONTRACT - INCONTESTABILITY OF THE CONTRACT.

The entire Group Contract consists of: (1) the forms shown in the Table of Contents as of the Contract Date; (2) the Group Insurance Certificate(s) listed in the Schedule of Plans, a copy of which is attached to the Group Contract; (3) all modifications and endorsements to such Group Insurance Certificates which are attached to and made a part of the Group Contract by amendment to the Group Contract; (4) the [Contract Holder's] application, a copy of which is attached to the Group Contract; (5) any amendments or endorsements to the Group Contract; and (6) the individual applications, if any, of the persons insured. No statement of the Contract Holder will be used in any contest of the insurance under the Group Contract.

There will be no contest of the validity of the Group Contract, except for not paying premiums, after it has been in force for one year.

The Group Contract may be amended, at any time, without the consent of the insured [Employees] or of anyone else with a beneficial interest in it. This can be done through a written request made by the Contract Holder and agreed to by Prudential. But an amendment will not affect a claim incurred before the date of change.

Only an officer of Prudential has authority: to waive any conditions or restrictions of the Group Contract; or to extend the time in which charges may be paid; or to make or change a contract; or to bind Prudential by a promise or representation; or by information given or received. A Prudential agent is not an officer.

No change in this Group Contract is valid unless shown in:

(1)  an endorsement on it signed by an officer of Prudential; or

(2) an amendment to it signed by the Contract Holder and by an officer of Prudential.

[But if the Group Contract is changed automatically as provided in Section I, the change may be made in an amendment to the Group Contract that is signed only by an officer of Prudential.]

[I. CONFORMITY WITH LAW.

To receive tax treatment accorded to life insurance under federal law, the Insurance must meet the definition of life insurance as provided in the Internal Revenue Code or successor law. To make sure the Insurance qualifies, Prudential reserves the right: (a) to refuse contributions which would cause the Group Contract to fail to definition of life insurance; and (b) to make changes in the Group Contract or to make distributions from the Certificate Funds to [Employees] to the extent needed to continue to qualify as life insurance.

If the provisions of the Group Contract do not conform to the requirements of any state or federal law or regulation that applies to it, the Group Contract is automatically changed to conform to the requirements of that law or regulation.]

                              --------------------


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


SCHEDULE OF PLANS [#1]


EFFECTIVE:  [January 1, 19XX]

GROUP CONTRACT NO.:  [GV-XXXXX]

This Schedule of Plans sets forth the Plan of Benefits that applies to each Covered Class of an Included Employer under the Group Contract listed below as of the Effective Date. The Plan of Benefits for a Covered Class is determined by: (1) the Group Insurance Certificates that apply to the Covered Class; and
(2) any modification to those Certificates, provided the modification is listed below or included in an amendment to the Group Contract. A copy of the Certificate applicable to each Covered Class, and any modification to it, are attached to the Group Contract and are made a part of it.

[1.] COVERED CLASS:

        [All Employees of The A.B.C. Company]

     PLAN OF BENEFITS THAT APPLIES TO THIS CLASS:

        [The Variable Universal Life Coverage, including any of the additional provisions that may be a part of the Variable Universal Life Coverage, described in the Group Insurance Certificate:

        (a) Prepared for Group Contract No. GV-XXXXX;

        (b) With the Program Date of January 1, 19XX; and

        (c) Bearing the code "VUL - 1-1-XX".]

[2. COVERED CLASS:

        All Employees of The D.E.F. Company

     PLAN OF BENEFITS THAT APPLIES TO THIS CLASS:

        The Variable Universal Life Coverage, including any of the additional provisions that may be a part of the Variable Universal Life Coverage, described in the Group Insurance Certificate:

        (a) Prepared for Group Contract No. GV-XXXXX;

        (b) With the Program Date of January 1, 19XX; and

        (c) Bearing the code "VUL - 1-1-XX".]

                              --------------------


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MODIFICATION OF THE GROUP CONTRACT

[The Group Contract is modified to provide that:

With respect to the A.B.C. Company, the provisions titled CEASING TO BE AN INCLUDED EMPLOYER appearing in Section E of the General Rules, is replaced by the following:

CEASING TO BE AN INCLUDED EMPLOYER: An employer may cease to be an Included Employer because the Included Employer no longer meets the rules for inclusion or for any other reason. Prudential may end an Included Employer's participation in the Group Contract: (a) upon its determination that the number of Certificates in force under the Group Contract with respect to that Included Employer falls below 30; or (b) upon its determination that the aggregate Face Amount of Insurance in force with respect to an Included Employer falls below $5,000,000. If this happens, the Group Contract will end for Employees of that Included Employer at the end of the period for which premiums have been paid with respect to Employees of that Included Employer. But the Group Contract may permit coverage for such Employees to be continued subject to certain rules.]


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COMBINATION OF EXPERIENCE

Group Contract [GV-XXXXX, and Group Policy No. G-XXX
(Called "Group Contracts" below)]

[Eligible Class:  All Employees of The A.B.C. Company.]

[With respect to The A.B.C. Company,] the Group Contracts [will be] treated as one, [GT-XXXXX], for this purpose: to determine the share, if any, of Prudential's divisible surplus allocable to the Group Contracts.

[Under that one, the financial experience of the coverage of this group will be considered separately from that of all others:

     All Employees of The A.B.C. Company classified as Hourly Employees.]

                              --------------------

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


APPLICATION TO

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA (PRUDENTIAL)

FOR GROUP CONTRACT NO. [GV-XXXXX]

APPLICANT: [PRUDENTIAL GROUP LIFE INSURANCE TRUST]

ADDRESS:   [Wilmington, DE]

The Group Contract is approved and its terms are accepted.

This Application is made in duplicate. One is attached to the Group Contract. The other is to be returned to Prudential.

It is agreed that this Application replaces any prior Application for the Group Contract.

                                    [PRUDENTIAL GROUP LIFE INSURANCE TRUST]
                                    --------------------------------------------
                                    (Full or Corporate Name of Applicant)

Dated at  [Wilmington, DE]          By  [John Doe, President]
          -----------------             ----------------------------------------
                                        (Signature and Title)

On  [January 1, 19  XX]             Witness  [Richard Roe]
    -----------------------                  ----------------------------------
                                              (To be signed by Resident Agent
                                               where required by law)

[This copy is to be returned to Prudential.]


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AMENDMENT TO GROUP CONTRACT NO. [GV-XXXXX]

[EFFECTIVE DATE:  June 1, 19XX]

[By their signatures below, the] Contract Holder and Prudential agree that the Group Contract is changed as follows:

[1. The List of Included Employers in the Group Contract Schedule is replaced by this list:

     List of Included Employers

     INCLUDED EMPLOYER                      INCLUSION DATE

     The A.B.C. Company                     January 1, 19XX
     and these subsidiaries
     or affiliates:
     The U.V.W. Company
     The X.Y.Z. Company

     The G.H.I. Company                     January 1, 19XX

     The J.K.L. Company                     June 1, 19XX

2. Form 89759 SCH 1001 (Schedule of Plans) is attached to this Amendment. It forms part of the Group Contract as of its Effective Date. The form replaces, as of its Effective Date, form 89759 SCH 1001 (Schedule of Plans) with an Effective Date of January 1, 19XX.]

[June 1, 19XX                       PRUDENTIAL GROUP LIFE INSURANCE TRUST]
----------------------------        --------------------------------------------
                                    (Full or Corporate Name of Contract Holder)


[Witness       Richard Roe]         By      [John Doe, President]
         -------------------           -----------------------------------------
                                            (Signature and Title)

[Roseland, NJ  June 1, 19XX]        THE PRUDENTIAL INSURANCE COMPANY OF AMERICA
----------------------------


[Attest:       Mary Poe             By
        --------------------            ----------------------------------------
                                                  Assistant Secretary]


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